Exhibit 99.1

IDI Announces 2016 Second Quarter Financial and Operating Results

Data and analytics company continues to execute on growth and drive results, expanding into new verticals and bringing next-generation products to market

Business Highlights

•	Consolidated revenue increased to $41.0 million for the second quarter 2016 from $1.0 million for the second quarter 2015

•	Information Services and Performance Marketing segments contributed $13.4 million and $27.6 million in revenue, respectively

•	Net loss decreased to $7.2 million for the second quarter 2016 from $45.5 million for the second quarter 2015

•	Adjusted EBITDA increased to $3.1 million for the second quarter 2016 from negative $1.3 million for the second quarter 2015

•	Achieved positive cash flow from operating activities

•	Within our Information Services segment:

•	Released leading-edge, investigative solution, idiCORE™, to the risk management industry, with continued expansion of search functionality

•	Ingested and integrated multiple foundational data sets into idiCORE platform, aligning vertical industry trends with product and platform functional scalability

•	Successfully launched our retargeting data acquisition product, ReConnect™ with adoption from major web publishing companies

•	On average, generating in excess of 700,000 consumer registrations per day

•	Within our Performance Marketing segment:

•	Strong trending in our strategic growth verticals, including Mobile Applications, Jobs On Demand, and Market Research, with our partners citing strong quality from our differentiated, data-driven approach

•	Client growth and percentage of “Uncapped” ad campaigns within our Performance Marketing segment continue to trend in a positive direction. Focusing on performance pricing and ad campaign formats has enabled us to increase the amount of uncapped campaigns as many of our partners recognize ROI very quickly on their media spend

•	Successfully launched our Market Research Media brand which we anticipate will allow us to roll out several new media brands in the second half of 2016 further diversifying and growing our audience base

BOCA RATON, Fla. — (BUSINESS WIRE) – August 8, 2016 – IDI, Inc. (NYSE MKT: IDI), a data and analytics company, today reported revenue of $41.0 million and adjusted EBITDA of $3.1 million for the second quarter ended June 30, 2016.

“We are pleased to report yet another very strong quarter of revenue and adjusted EBITDA, continuing to drive growth and earnings while bringing innovative solutions to our markets,” commented Derek Dubner, CEO of IDI. “As anticipated, we are seeing very strong demand across our risk markets and, in consumer marketing, we continue to see robust mobile revenue capture and strong trending in various growth verticals, including mobile apps. We are focused on building our technology and data assets to drive innovative solutions and to seize the enormous opportunities that lie before us.”

Financial Highlights

Total revenue was $41.0 million, with our Information Services and Performance Marketing segments contributing $13.4 million and $27.6 million, respectively, for the second quarter 2016, compared to total revenue of $1.0 million, with our Information Services and Performance Marketing segments contributing $1.0 million and $0 million, respectively, for the second quarter 2015. Net cash provided by operating activities was $1.1 million for the six months ended June 30, 2016, compared to net cash used in operating activities of $4.5 million for the six months ended June 30, 2015. The Company reported a net loss of $7.2 million for the second quarter 2016, compared to a net loss of $45.5 million for the second quarter 2015. Adjusted EBITDA was $3.1 million for the second quarter 2016, compared to negative $1.3 million for the second quarter 2015. Cash and cash equivalents was $11.2 million as of June 30, 2016.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, plus net loss from discontinued operations, interest expense, income tax (benefit) expenses, depreciation and amortization, share-based payments, and other adjustments, as noted in the table below.

Conference Call

IDI, Inc. will host a conference call on Monday, August 8, 2016 at 4:30 PM ET to discuss its second quarter 2016 operating and financial results. To listen to the conference call on your telephone, please dial (844) 287-6625 for domestic callers or (574) 990-1020-2308 for international callers and use passcode: 59915675. To access the live audio webcast, visit the IDI website at www.ididata.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (855) 859-2056 or (404) 537-3406 with the replay passcode 59915675. The replay will also be available for one week on the IDI website at www.ididata.com.

About IDI, Inc.

At IDI, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At IDI, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

RELATED LINKS: http://www.ididata.com and http://www.fluentco.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about continuing to see very strong demand across our risk markets, continuing to see robust mobile revenue capture and strong trending in various growth verticals, including mobile apps. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

IDI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	June 30, 2016	December 31, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$11,233	$13,462
Accounts receivable, net of allowance for doubtful accounts of $513 and $318 at June 30, 2016 and December 31, 2015, respectively	24,766	21,224
Prepaid expenses and other current assets	2,125	2,931

Total current assets	38,124	37,617
Property and equipment, net	1,499	1,062
Intangible assets, net	104,361	87,445
Goodwill	166,083	161,753
Other non-current assets	2,021	1,315

Total assets	$312,088	$289,192

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Trade accounts payable	$10,986	$8,863
Accrued expenses and other current liabilities	9,136	9,160
Deferred revenue	344	783
Current portion of long-term debt	2,250	2,250

Total current liabilities	22,716	21,056
Promissory notes payable to certain shareholders, net	10,137	9,618
Long-term debt, net	38,227	39,050
Contingent consideration payable in stock	10,000	—
Deferred tax liabilities	7,090	13,573

Total liabilities	88,170	83,297

Shareholders’ equity:
Convertible Series A preferred stock—$0.0001 par value 10,000,000 shares authorized; 0 and 4,871,802 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Convertible Series B preferred stock—$0.0001 par value 10,000,000 shares authorized; 0 and 450,962 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Common stock—$0.0005 par value 200,000,000 shares authorized; 50,700,356 and 15,709,786 shares issued at June 30, 2016 and December 31, 2015, respectively; and 50,645,144 and 15,709,786 shares outstanding at June 30, 2016 and December 31, 2015, respectively	25	8
Treasury stock, at cost, 55,212 and 0 shares at June 30, 2016 and December 31, 2015, respectively	(272)	—
Additional paid-in capital	323,266	291,032
Accumulated deficit	(99,101)	(85,145)

Total shareholders’ equity	223,918	205,895

Total liabilities and shareholders’ equity	$312,088	$289,192

IDI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$41,043	$994	$80,467	$2,252
Cost of revenues (exclusive of depreciation and amortization)	29,557	424	58,051	978

Gross profit	11,486	570	22,416	1,274
Operating expenses:
Sales and marketing expenses	3,179	472	6,305	1,005
General and administrative expenses	13,167	3,773	26,534	5,472
Depreciation and amortization	2,996	41	5,605	76

Loss from operations	(7,856)	(3,716)	(16,028)	(5,279)

Other income (expense):
Interest expense, net	(1,856)	—	(3,681)	—
Other expenses, net	(976)	—	(1,273)	—

Total other expense	(2,832)	—	(4,954)	—

Loss from continuing operations before income taxes	(10,688)	(3,716)	(20,982)	(5,279)
Income taxes	(3,504)	265	(7,026)	265

Net loss from continuing operations	(7,184)	(3,981)	(13,956)	(5,544)
Discontinued operations:
Pretax loss from operations of discontinued operations	—	(1,171)	—	(1,262)
Pretax loss on disposal of discontinued operations	—	(41,471)	—	(41,471)
Income taxes	—	127	—	127

Net loss from discontinued operations	—	(42,769)	—	(42,860)
Less: Non-controlling interests	—	(1,280)	—	(1,297)

Net loss from discontinued operations attributable to IDI	—	(41,489)	—	(41,563)

Net loss attributable to IDI	$(7,184)	$(45,470)	$(13,956)	$(47,107)
Loss per share
Basic and diluted
Continuing operations	$(0.15)	$(0.29)	$(0.37)	$(0.52)
Discontinued operations	—	(2.99)	—	(3.88)

	$(0.15)	$(3.27)	$(0.37)	$(4.40)

Weighted average number of shares outstanding -
Basic and diluted	48,084,608	13,896,948	37,776,411	10,710,334
Comprehensive loss:
Net loss attributable to IDI, Inc.	$(7,184)	$(45,470)	$(13,956)	$(47,107)
Foreign currency translation adjustment	—	(136)	—	(130)

Net comprehensive loss	$(7,184)	$(45,606)	$(13,956)	$(47,237)

IDI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share data)

(unaudited)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to IDI	$(13,956)	$(47,107)
Less: Loss from discontinued operations, net of tax	—	(41,563)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,605	76
Non-cash interest expenses and related amortization	1,202	—
Share-based payments	14,623	1,971
Non-cash loss on exchange of warrants	1,273	—
Provision (recovery) for bad debts	195	(84)
Deferred income tax (benefit) expenses	(7,039)	265
Changes in assets and liabilities of continuing operations, net of the effects of acquisition:
Accounts receivable	869	(172)
Prepaid expenses and other current assets	968	(554)
Other non-current assets	(706)	—
Trade accounts payable	(174)	—
Accrued expenses and other current liabilities	(1,227)	(95)
Amounts due to related parties	—	(18)
Deferred revenue	(491)	(17)

Net cash provided by (used in) operating activities from continuing operations	1,142	(4,172)
Net cash used in operating activities from discontinued operations	—	(337)

Net cash provided by (used in) operating activities	1,142	(4,509)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(577)	(536)
Capitalized costs included in intangible assets	(5,902)	(1,319)
Proceeds from reverse acquisition	—	3,569
Acquisition, net of cash acquired	(50)	—

Net cash (used in) provided by investing activities from continuing operations	(6,529)	1,714
Net cash used in investing activities from discontinued operations	—	(121)

Net cash (used in) provided by investing activities	(6,529)	1,593

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	4,664	—
Debt costs	(381)	—
Repayments of long-term debt	(1,125)	—

Net cash provided by financing activities	3,158	—

Net decrease in cash and cash equivalents	$(2,229)	$(2,916)
Cash and cash equivalents at beginning of period	13,462	5,996

Cash and cash equivalents at end of period	$11,233	$3,080

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$2,510	$—
Cash paid for income taxes	$—	$—
Share-based compensation expenses capitalized in intangible assets	$499	$130
Issuance of common stock to a vendor for services rendered	$131	$—
Treasury stock resulting from shares withheld to pay statutory taxes in connection with the vesting of restricted stock units	$272	$—
Fair value of acquisition consideration	$21,206	$44,112

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, plus net loss from discontinued operations, interest expense, income tax (benefit) expenses, depreciation and amortization, share-based payments, and other adjustments, as noted in the table below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2016	2015	2016	2015
Net loss attributable to IDI	$(7,184)	$(45,470)	$(13,956)	$(47,107)
Net loss from discontinued operations attributable to IDI	—	41,489	—	41,563
Interest expense, net	1,856	—	3,681	—
Income tax (benefit) expenses	(3,504)	265	(7,026)	265
Depreciation and amortization	2,996	41	5,605	76
Share-based payments	7,245	1,910	14,623	1,971
Non-cash loss on exchange of warrants	976	—	1,273	—
Acquisition-related costs	525	258	577	300
Non-recurring litigation costs	191	160	714	745

Adjusted EBITDA	$3,101	$(1,347)	$5,491	$(2,187)

Contact Information:

Media and Investor Relations Contact:

IDI, Inc.

Jordyn Kopin

Director, Investor Relations

646-356-8469

JKopin@ididata.com